Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Fiscal ’08 and Fourth Quarter Results;
Quarterly Revenue Up 3%, Net Income Up 24%

Irvington, NY, May 15, 2008—Prestige Brands Holdings, Inc. (NYSE-PBH) today announced results for the fourth quarter and fiscal year ended March 31, 2008.

Fourth Quarter, Fiscal Year 2008
The Company reported revenues of $80.4 million for the quarter ended March 31, 2008, a 3% increase over the comparable quarter of the prior fiscal year when the Company reported revenues of $78.0 million. The quarter’s revenue increase was driven by sales increases in the Company’s over-the-counter healthcare and household products segments.

Operating income of $24.8 million for the fourth fiscal quarter was 10% above the prior year comparable quarter’s $22.6 million. The improvement in operating income was primarily due to an increase in gross profit resulting from higher revenues, a reduction in obsolescence costs, and a slight reduction in general and administrative expenses.

Net income for the fourth fiscal quarter was $10.4 million, a $2.0 million (24%) increase over the prior year comparable quarter’s reported net income of $8.4 million. This translates to $0.21 per diluted share, compared to $0.17 per diluted share in the comparable quarter last year.

Results by Segment for the Fourth Fiscal Quarter Ended March 31, 2008

Over-the-Counter Healthcare Products

The over-the-counter healthcare segment’s fourth quarter revenues of $46.2 million were $2.9 million, 7% greater than revenues in the prior year comparable quarter. The increase was due to the growth of several businesses in this segment, most notably Murine™ Earigate®, which has led the overall Murine brand to the #1 position in the OTC ear care category, according to independent audit surveys. Clear Eyes® eye care products enjoyed double digit growth, as a result of the introduction of Clear Eyes Maximum Redness and several new 1-ounce sizes of Clear Eyes most popular products. Chloraseptic® sore throat treatments also contributed to fourth quarter results due to increased demand as the cold/flu season modestly rebounded in February and March.

Household Cleaning Products
The household cleaning products segment reported net revenues of $29.7 million, 2% greater than the comparable period’s results of $29.0 million. The segment’s newest product, Comet® SprayGel Mildew Stain Remover, contributed to this growth as a result of higher levels of distribution over the prior year comparable quarter. These gains were partially offset by decreases in the Spic and Span® and Chore Boy® lines.

Personal Care Products
Revenues for the personal care products segment were $4.5 million or $1.3 million less than the prior year comparable quarter, in line with expectations. This is the smallest segment of our business, accounting for approximately 7% of total revenues.

Fiscal Year 2008

The Company reported total revenues of $326.6 million for the fiscal year ended March 31, 2008, 3% greater than fiscal 2007 revenues of $318.6 million.

Operating income of $91.4 million for fiscal 2008 was $3.3 million or 4% less than operating income of $94.7 million in fiscal 2007.

The Company’s reported net income of $33.9 million was $2.2 million or 6% below fiscal 2007 reported net income of $36.1 million. This translates to $0.68 per diluted share compared to $0.72 per diluted share in fiscal 2007.  Net income for fiscal 2007 included a favorable non-cash income tax adjustment of $2.2 million. Excluding that favorable 2007 tax benefit, net income was unchanged from fiscal 2007 to fiscal 2008.

Free Cash Flow & Debt Repayment

Free cash flow is a “non-GAAP financial measure”.  Free cash flow is presented here because management believes this is a commonly used measure of liquidity, indicative of cash available for debt repayment and acquisitions. The Company defines “free cash flow” as operating cash flow less capital expenditures.

The Company’s free cash flow for the fourth quarter ended March 31, 2008 was $9.6 million, composed of operating cash flow of $9.7 million less capital expenditures of $0.1 million, a 42% decrease over free cash flow of $16.5 million, composed of operating cash flow of $16.6 million less capital expenditures of $0.1 million generated in the fourth quarter ended March 31, 2007. The decrease in free cash flow for the quarter is primarily related to an increase in accounts receivable.  For fiscal year 2008, free cash flow totaled $44.5 million, composed of operating cash flow of $45.0 million less capital expenditures of $0.5 million.

Our strong free cash flow enabled the Company to pay down $15 million of its term loan during the fourth quarter. For fiscal 2008, the Company reduced its debt by $52.1 million, bringing total debt outstanding to $411.2 million at March 31, 2008.

According to Mark Pettie, Chairman and CEO, “We are generally pleased with the results of the quarter and the fiscal year, and believe we are on the road to sustainable organic growth. Importantly, during fiscal 2008, we identified the strategic changes necessary to deliver this growth and are well down the road to implementing them as we head into fiscal 2009. The key elements of disciplined portfolio management, breakthrough innovation, international growth, and improved organizational effectiveness set the stage for what we anticipate will be improved organic growth performance in the new fiscal year and beyond.”

Conference Call
The Company will host a conference call today at 8:30 a.m. EDT. To access the call, listeners calling from within North America may dial 866-271-6130 at least 15 minutes prior to the call. To access the call from outside North America, callers should dial 617-213-8894.  The conference pass code is “prestige”.  The Company will provide a live internet webcast as well as an archived replay which can be accessed from the Investor Relations page of http://www.prestigebrandsinc.com.

Telephonic replays will be available for two weeks following completion of the live call. The access numbers are 888-286-8010 within North America, and 617-801-6888 outside of North America.  The pass code is 79362068.

About Prestige Brands Holdings, Inc.

Located in Irvington, New York, Prestige Brands Holdings, Inc. is a marketer and distributor of brand name over-the-counter healthcare, personal care, and household products sold throughout the U.S., Canada, and certain international markets.  Key brands include Compound W® wart remover, Chloraseptic® sore throat treatment, New-Skin® liquid bandage, Clear Eyes® eye care and Murine® eye and ear care products, Little Remedies® pediatric over-the-counter products, Cutex® nail polish remover, Comet® and Spic and Span® household products, and other well-known brands.

Forward-Looking Statements
Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995.  “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology.  The “forward-looking statements” include, without limitation, statements regarding the outlook for Prestige Brands Holdings’ market and the demand for its products, earnings per share, future cash flows from operations, future revenues and margin requirements and expansion, the success of new product introductions, growth in costs and expenses, and the impact of acquisitions, divestitures, restructurings and other unusual items, including Prestige Brands Holdings’ ability to integrate and obtain the anticipated results and synergies from its acquisitions.  These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K and periodic and other reports filed with the Securities and Exchange Commission.
Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations

	Three Months Ended March 31
(In thousands, except per share data)	2008	2007
Revenues
Net sales	$80,096	$77,683
Other revenues	337	353
Total revenues	80,433	78,036

Cost of Sales
Cost of sales	39,221	38,797
Gross profit	41,212	39,239

Operating Expenses
Advertising and promotion	6,290	6,196
General and administrative	7,375	7,655
Depreciation and amortization	2,754	2,755
Total operating expenses	16,419	16,606

Operating income	24,793	22,633

Other (income) expense
Interest income	(151)	(185)
Interest expense	8,936	10,000
Miscellaneous	(187)	--
Total other (income) expense	8,598	9,815

Income before income taxes	16,195	12,818

Provision for income taxes	5,844	4,423
Net income	$10,351	$8,395

Basic earnings per share	$0.21	$0.17
Diluted earnings per share	$0.21	$0.17

Weighted average shares outstanding: Basic	49,842	49,607
Diluted	50,037	50,027

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations

	Year Ended March 31
(In thousands, except per share data)	2008	2007	2006
Revenues
Net sales	$324,621	$316,847	$296,239
Other revenues	1,982	1,787	429
Total revenues	326,603	318,634	296,668

Cost of Sales
Cost of sales	158,096	153,147	139,430
Gross profit	168,507	165,487	157,238

Operating Expenses
Advertising and promotion	34,665	32,005	32,082
General and administrative	31,414	28,416	21,158
Depreciation and amortization	11,014	10,384	10,777
Impairment of goodwill	--	--	1,892
Impairment of intangible asset	--	--	7,425
Total operating expenses	77,093	70,805	73,334

Operating income	91,414	94,682	83,904

Other (income) expense
Interest income	(675)	(972)	(568)
Interest expense	38,068	40,478	36,914
Miscellaneous	(187)	--	--
Total other (income) expense	37,206	39,506	36,346

Income before income taxes	54,208	55,176	47,558

Provision for income taxes	20,289	19,098	21,281
Net income	$33,919	36,078	26,277

Basic earnings per share	$0.68	$0.73	$0.54
Diluted earnings per share	$0.68	$0.72	$0.53

Weighted average shares outstanding: Basic	49,751	49,460	48,908
Diluted	50,039	50,020	50,008

Prestige Brands Holdings, Inc.
                Consolidated Balance Sheets

(In thousands)	March 31
Assets	2008	2007
Current assets
Cash and cash equivalents	$6,078	$13,758
Accounts receivable	44,219	35,167
Inventories	29,696	30,173
Deferred income tax assets	3,066	2,735
Prepaid expenses and other current assets	2,316	1,935
Total current assets	85,375	83,768

Property and equipment	1,433	1,449
Goodwill	308,915	310,947
Intangible assets	646,683	657,157
Other long-term assets	6,750	10,095

Total Assets	$1,049,156	$1,063,416

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$20,539	$19,303
Accrued interest payable	5,772	7,552
Other accrued liabilities	8,030	10,505
Current portion of long-term debt	3,550	3,550
Total current liabilities	37,891	40,910

Long-term debt	407,675	459,800
Other long-term liabilities	2,377	2,801
Deferred income tax liabilities	122,140	114,571

Total Liabilities	570,083	618,082

Stockholders’ Equity
Preferred stock - $0.01 par value
Authorized – 5,000 shares
Issued and outstanding – None	--	--
Common stock - $0.01 par value
Authorized – 250,000 shares
Issued – 50,060 shares at March 31, 2008 and 2007	501	501
Additional paid-in capital	380,364	379,225
Treasury stock, at cost – 59 shares and 55 shares at March 31, 2008 and 2007, respectively	(47)	(40)
Accumulated other comprehensive income	(999)	313
Retained earnings	99,254	65,335
Total stockholders’ equity	479,073	445,334

Total Liabilities and Stockholders’ Equity	$1,049,156	$1,063,416

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows

	Year Ended March 31
	2008	2007	2006
(In thousands)
Operating Activities
Net income	$33,919	$36,078	$26,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,014	10,384	10,777
Amortization of financing costs	3,007	3,257	2,649
Impairment of goodwill and intangible assets	--	--	9,317
Deferred income taxes	10,096	9,662	14,976
Stock-based compensation costs	1,139	655	383
Changes in operating assets and liabilities, net of effects of purchases of businesses
Accounts receivable	(9,052)	4,875	(1,350)
Inventories	477	4,292	(7,156)
Prepaid expenses and other assets	(381)	(1,235)	2,623
Accounts payable	(975)	(186)	(6,037)
Income taxes payable	--	(1,795)	1,795
Other accrued liabilities	(4,255)	5,912	(393)
Net cash provided by operating activities	44,989	71,899	53,861

Investing Activities
Purchases of equipment	(488)	(540)	(519)
Purchases of intangible assets	(33)	--	(22,655)
Change in other assets due to purchase price adjustments	(16)	750	--
Purchases of businesses, net	--	(31,261)	(30,989)
Net cash used for investing activities	(537)	(31,051)	(54,163)

Financing Activities
Proceeds from the issuance of notes	--	--	30,000
Payment of deferred financing costs	--	--	(13)
Repayment of notes	(52,125)	(35,280)	(26,730)
Proceeds from the issuance of equity, net	--	--	(63)
Redemption of equity interests	(7)	(10)	(26)
Net cash provided by (used for) financing activities	(52,132)	(35,290)	3,168

Increase (decrease) in cash	(7,680)	5,558	2,866
Cash - beginning of year	13,758	8,200	5,334

Cash - end of year	$6,078	$13,758	$8,200

Prestige Brands Holdings, Inc.
Consolidating Statement of Operations

	Three Months Ended March 31, 2008
	Over-the- Counter	Household	Personal
(In Thousands)	Healthcare	Cleaning	Care	Consolidated

Net sales	$46,197	$29,386	$4,513	$80,096
Other revenues	--	337	--	337

Total revenues	46,197	29,723	4,513	80,433
Cost of sales	17,276	19,147	2,798	39,221

Gross profit	28,921	10,576	1,715	41,212
Advertising and promotion	5,108	1,009	173	6,290

Contribution margin	$23,813	$9,567	$1,542	34,922
Other operating expenses				10,129

Operating income				24,793
Other expenses				8,598
Provision for income taxes				5,844

Net income				$10,351

	Three Months Ended March 31, 2007
	Over-the- Counter	Household	Personal
(In Thousands)	Healthcare	Cleaning	Care	Consolidated

Net sales	$43,277	$28,624	$5,782	$77,683
Other revenues	--	353	--	353

Total revenues	43,277	28,977	5,782	78,036
Cost of sales	17,403	18,120	3,274	38,797

Gross profit	25,874	10,857	2,508	39,239
Advertising and promotion	4,628	1,375	193	6,196

Contribution margin	$21,246	$9,482	$2,315	33,043
Other operating expenses				10,410

Operating income				22,633
Other expenses				9,815
Provision for income taxes				4,423

Net income				$8,395

Prestige Brands Holdings, Inc.
Consolidating Statement of Operations

	Year Ended March 31, 2008
	Over-the- Counter	Household	Personal
(In Thousands)	Healthcare	Cleaning	Care	Consolidated

Net sales	$183,641	$119,224	$21,756	$324,621
Other revenues	51	1,903	28	1,982

Total revenues	183,692	121,127	21,784	326,603
Cost of sales	69,344	75,459	13,293	158,096

Gross profit	114,348	45,668	8,491	168,507
Advertising and promotion	26,188	7,483	994	34,665

Contribution margin	$88,160	$38,185	$7,497	133,842
Other operating expenses				42,428

Operating income				91,414
Other expenses				37,206
Provision for income taxes				20,289

Net income				$33,919

	Year Ended March 31, 2007
	Over-the- Counter	Household	Personal
(In Thousands)	Healthcare	Cleaning	Care	Consolidated

Net sales	$174,704	$117,249	$24,894	$316,847
Other revenues	--	1,787	--	1,787

Total revenues	174,704	119,036	24,894	318,634
Cost of sales	65,601	73,002	14,544	153,147

Gross profit	109,103	46,034	10,350	165,487
Advertising and promotion	24,201	6,679	1,125	32,005

Contribution margin	$84,902	$39,355	$9,225	133,482
Other operating expenses				38,800

Operating income				94,682
Other expenses				39,506
Provision for income taxes				19,098

Net income				$36,078

Prestige Brands Holdings, Inc.
Consolidating Statement of Operations

	Year Ended March 31, 2006
	Over-the- Counter	Household	Personal
(In Thousands)	Healthcare	Cleaning	Care	Consolidated

Net sales	$160,942	$107,372	$27,925	$296,239
Other revenues	--	429	--	429

Total revenues	160,942	107,801	27,925	296,668
Cost of sales	58,491	65,088	15,851	139,430

Gross profit	102,451	42,713	12,074	157,238
Advertising and promotion	22,424	6,495	3,163	32,082

Contribution margin	$80,027	$36,218	$8,911	125,156
Other operating expenses				41,252

Operating income				83,904
Other expenses				36,346
Provision for income taxes				21,281

Net income				$26,277